Exhibit 10.8

Amendment No. 1

to the License Agreement of November 16, 2006

(the "License Agreement")

between PARI Pharma GmbH and Kamada Ltd.

WHEREAS the parties wish to extend the period during which they shall negotiate in good faith the terms and conditions of a Supply Agreement, as stipulated in Section 6.4 of the License Agreement;

It is hereby agreed to postpone the deadline for the execution of a definitive Supply Agreement set forth in Section 6.4 of the License Agreement to [*****].

All other provisions of the License Agreement which are not expressly amended by the terms of this Amendment shall remain in effect and without change.

/s/ Martin Knoch	/s/ David Tsur
PARI Pharma GmbH	Kamada Ltd.
By: Martin Knoch	By: David Tsur
Title: Managing Director	Title: CEO

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.